UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

WYNN LAS VEGAS, LLC
 (Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 17, 2009, Wynn Las Vegas, LLC (“WLV”), a wholly owned subsidiary of Wynn Resorts, Limited (“WRL”), entered into a fourth amendment (“Amendment No. 4”) to its Amended and Restated Credit Agreement, dated as of August 15, 2006 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of April 9, 2007, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2007, and that certain Second Amendment to Amended and Restated Credit Agreement, dated as of September 17, 2008, the “Credit Agreement”), among WLV, Deutsche Bank Trust Company Americas, as Administrative Agent, issuing lender and swing line lender, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger and joint book running manager, Bank of America, N.A., as syndication agent, J.P. Morgan Securities Inc., as arranger and joint book running manager, JPMorgan Chase Bank, N.A., as joint documentation agent, SG Americas Securities, LLC, as arranger and joint book running manager, Société Générale, as joint documentation agent, Bank of Scotland, as managing agent, HSH Nordbank AG, as managing agent, the Royal Bank of Scotland PLC, as managing agent, Wachovia Bank, as managing agent, and the several banks and other financial institutions or entities from time to time parties thereto as lenders.

Amendment No. 4 amends the Credit Agreement to, among other things, (a) waive leverage covenants until June 2011 and increase leverage thresholds thereafter, (b) provide additional flexibility with respect to WLV’s interest coverage ratios, (c) extend the maturity on approximately $610 million of the remaining $697 million of revolving commitments from August 2011 to July 2013 (after giving effect to the permanent reduction in revolving commitments described below), and (d) remove the dollar cap on the equity cure for covenant calculations over the life of the loan.  In connection with Amendment No. 4, WLV agreed to permanently reduce its revolving commitments under the Credit Agreement to approximately $697 million.

The lenders and agents under the Credit Agreement and certain of their affiliates have performed investment banking, commercial lending and advisory services for WLV and its affiliates, from time to time, for which they have received customary fees and expenses.  These parties may, from time to time, engage in transactions with, and perform services for, WLV and its affiliates in the ordinary course of their business.

The description of Amendment No. 4 set forth herein does not purport to be complete and is qualified in its entirety by the provisions of Amendment No. 4, which is incorporated herein by reference and is filed herewith as Exhibit 10.1.

On April 21, 2009, WRL issued a press release announcing Amendment No. 4. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1
Fourth Amendment to Amended and Restated Credit Agreement dated as of April 17, 2009 among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Show Performers, LLC, Wynn Golf, LLC, Wynn Sunrise, LLC, World Travel, LLC, Kevyn, LLC, Las Vegas Jet, LLC, Wynn Resorts Holdings, LLC, Wynn Completion Guarantor, LLC and Deutsche Bank Trust Company Americas, as Administrative Agent on behalf of the several banks and other financial institutions or entities from time to time party to Wynn Las Vegas, LLC’s Amended and Restated Credit Agreement, dated as of August 15, 2006.

99.1	Press release, dated April 21, 2009, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009
WYNN RESORTS, LIMITED

	By:	/s/ Matt Maddox
Matt Maddox Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009
WYNN LAS VEGAS, LLC

By: Wynn Resorts Holdings, LLC, its sole member
By: Wynn Resorts, Limited, its sole member
	By:	/s/ Matt Maddox
Matt Maddox Chief Financial Officer and Treasurer